EXHIBIT 1.1

SUBSCRIPTION AGREEMENT

Equisource Hotel Fund I, LP
a Nevada Limited Partnership

The undersigned hereby applies to become a Limited Partner in Equisource Hotel Fund I, LP, a Nevada limited partnership (the "Company"), and subscribes to purchase the number of Units herein indicated in accordance with the terms and conditions of the Limited Partnership Agreement, as amended, attached as Exhibit 3.2 to the Offering Circular dated ______________, as supplemented from time to time (the "Offering Circular").

1.  REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants as follows:

(a)
I have received, read and fully understood the Offering Circular dated ________________ and in making this investment I am relying only on the information provided in the Offering Circular. I have not relied on any statements or representations inconsistent with those contained in the Offering Circular.

(b)
I understand that the Units are being offered and sold pursuant to a Registration Statement filed on a Form S-11 with the Securities Exchange Commission under the Securities Act of 1933, as amended. I acknowledge and understand that the Registration Statement depends in part upon the accuracy of the representations and warranties contained herein, which I hereby make with the intent that they may be relied upon by the General Partner.

(c)
My principal residence is in a state where the Company has duly registered the Units by Coordination. Except as hereafter provided, if I am acting as the trustee of a trust or on behalf of any other business entity, both the principal office and the principal place of business of such trust or other entity are located in such a state. If I am acting as the trustee or custodian of a Keogh plan, Individual Retirement Account or other retirement plan and I am not a resident such a state, then all of the following requirements are satisfied: (i) all participants or beneficiaries of such retirement plan have their principal residence in such a state; (ii) all investment decisions regarding such plan are made by such resident participants and/or beneficiaries; and (iii) I perform only ministerial functions with respect to the investment of plan assets, with no independent authority or discretion to make investment decisions.

(d)	I understand that an investment in the Units involves certain risks. I am 18 years of age or older.
(e)
By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of Units), I am capable of evaluating the risks and merits of an investment in the Units.

(f)
Either (i) I have a net worth (exclusive of home, furnishings and automobiles) of $70,000 plus an annual gross income of $70,000; or (ii) I have a net worth (exclusive of home, furnishings and automobiles) of $250,000 ; or (iii) I am purchasing as a trustee or other fiduciary for a person meeting the requirements of clause (i) or (ii) above. If I am a resident of one of the following states, I understand I must meet those suitability standards*:

Alabama—Alabama investors must represent that, in addition to meeting the suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.

California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and the total investment in this offering may not exceed 10% of the investor’s net worth.

Iowa—An Iowa investor must have a net worth of $100,000 and an annual income of $70,000 or in the alternative, a net worth of $350,000 and the total investment in our offering may not exceed 10% of the investor’s liquid net worth.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in our and similar direct participation investments.

Kentucky—A Kentucky investor’s investment in our offering may not exceed 10% of his or her net worth.

Massachusetts—It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

Michigan—Michigan investors may not invest more than 10% of their net worth in our offering.

Oregon—An Oregon investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Pennsylvania—A Pennsylvania investor must have a net worth of at least ten times his or her investment in our offering.

Tennessee—A Tennessee investor must have a liquid net worth of at least ten times his or her investment in our offering.

For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. ‘‘Liquid net worth’’ is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

*The Company may not be registered to sell securities in certain states listed and a potential subscriber may not invest unless the Company has duly registered the Units by coordination.

(g)	I am purchasing the Units solely for my own account, and not with a view to or for a sale in connection with any distribution of the Units.

2. POWER OF ATTORNEY. The undersigned hereby irrevocably constitutes and appoints the General Partner as his, her or its true and lawful attorney-in-fact, with full power of substitution and with full power and authority for him, her or it and in his, her or its name, place and stead, to execute, acknowledge, publish and file: The Partnership Agreement, the Articles of Organization of the Company and any amendments thereto or cancellations thereof required under the laws of the State of Nevada;

(a) Any other certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(b) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Limited Partner, or the dissolution and termination of the Company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of a Limited Partner or the delivery of an assignment of Units by a Limited Partner; provided, that where the assignee thereof has been approved by the General Partner for admission to the Company as a substituted Limited Partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3. ACCEPTANCE. This Subscription Agreement will be accepted or rejected by the General Partner within thirty (30) days of its receipt by the Company. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units indicated below, for the purchase price of $1,000 per Unit. The General Partner will return a countersigned copy of this Subscription Agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of Units.

4. PAYMENT OF SUBSCRIPTION PRICE. The full purchase price for Units is $1,000 per Unit, payable in cash concurrently with delivery of this Subscription Agreement. I understand that my subscription funds will be held by the General Partner in a non- interest bearing segregated subscription account at a financial institution selected by the General Partner, until my funds are needed by the Company to fund a mortgage loan, and only then will I actually be admitted to the Company. In the interim, my subscription funds will not earn interest in the subscription account.

5. INVESTOR INFORMATION. (Please print or type) Name and Address of Investor or Beneficial Owner:

Does your net worth exceed $70,000?	Yes	No

Does your income exceed $70,000?	Yes	No

If no, does your net worth exceed $250,000?	Yes	No

Please complete the following, as applicable. (Investments by more than one of the following entities, even if related to each other or controlled by the same person, require completion of separate Subscription Agreement.)

If you are a resident of a state listed in 1(f)  above, please provide the following information:

State of Residence: ______________________________________

Net Worth: ____________________________________________

Net Income: ___________________________________________

Identifying Information

Individual Name:   ______________________________________

Address:_____________________________________________

Social Security Number:__________________________________

Individual Retirement Account ("IRA"):

Trustee Name:_________________________________________

Address:_____________________________________________

Account Number:_______________________________________

Pension or Profit Sharing Trust ("ERISA Plan"):

Trustee Name:_________________________________________

Address:_____________________________________________

Account Number:_______________________________________

Corporation, Trust or Other:

Trustee Name:_________________________________________

Address:_____________________________________________

Account Number:_______________________________________

Number of Units to be Purchased (minimum of 5,000):____________________

Total Purchase Price ($1 per Unit; $5,000 minimum): $____________________

Make check payable to "Equisource Hotel Fund I, LP" and return with this Subscription Agreement to

2009 E. Windmill Lane
Las Vegas, NV  89123

IN WITNESS WHEREOF, the undersigned hereby agrees to become a Limited Partner in Equisource Hotel Fund I, LP upon the terms and conditions set forth in the Partnership Agreement.

Dated: ________ , 20______

Signature of Beneficial Owner or Individual	Signature of Trustee or Officer

[IF IRA OR ERISA PLAN, THEN BOTH TRUSTEE AND BENEFICIAL OWNER(S) MUST SIGN.]

ACCEPTANCE

The foregoing Subscription Agreement is hereby accepted by Equisource Hotel Fund I, LP

Equisource Hotel Fund I, LP a Nevada Limited Partnership

___________, 2013	By:	____________________________________

Its General Partner